UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2005

    UNITED COMMUNITY FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

275 Federal Plaza West, Youngstown, Ohio 44503-1203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (d) On March 16, 2005, the Board of Directors of United Community Financial Corp. (“United Community”) increased the number of directors from six to nine, created a third class of directors, with each director to be elected for a term of three years, and elected Eugenia C. Atkinson, David G. Lodge and Clarence R. Smith, Jr. for terms expiring in 2007 to fill the vacancies created by the increase. Each of these directors is currently serving as a director of The Home Savings and Loan Company of Youngstown, Ohio, a wholly-owned subsidiary of United Community (“Home Savings”). Further, Mr. Lodge is the President and Chief Operating Officer of Home Savings, services for which during 2004 he received compensation of approximately $430,000 in addition to the grant of options to acquire United Community’s stock. None of these directors has been appointed to a committee of the Board of Directors.

     A copy of the press release issued by United Community to announce the election of the new directors is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01      Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description

99	Press Release of United Community dated March 22, 2005.	Included herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By:	/s/ Patrick A. Kelly

Patrick A. Kelly Chief Financial Officer

Date: March 22, 2005

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